EXHIBIT 21

Chesapeake Utilities Corporation
Subsidiaries of the Registrant

Subsidiaries	State Incorporated
Eastern Shore Natural Gas Company	Delaware
Sharp Energy, Inc.	Delaware
Chesapeake Service Company	Delaware
Chesapeake OnSight Services LLC	Delaware
Peninsula Energy Services Company, Inc.	Delaware
Peninsula Pipeline Company, Inc.	Delaware
Florida Public Utilities Company	Florida
Sandpiper Energy, Inc.	Delaware
Aspire Energy of Ohio, LLC	Delaware
Aspire Energy Express, LLC	Delaware
Marlin Gas Services, LLC	Delaware
CPK Elkton, LLC	Delaware
Elkton Gas Company	Maryland
OnSight Renewables, LLC	Delaware
Chesapeake Emergency Energy Recipient Program, Inc	Delaware
CUC Shared Services, Inc.	Delaware
Pivotal Utility Holdings, Inc.	New Jersey

Subsidiary of Sharp Energy, Inc.	State Incorporated
Sharpgas, Inc.	Delaware

Subsidiary of Florida Public Utilities Company	State Incorporated
Flo-Gas Corporation	Florida
FPU Renewables, LLC	Delaware

Subsidiaries of Chesapeake Service Company	State Incorporated
Skipjack, Inc.	Delaware
Chesapeake Investment Company	Delaware
Eastern Shore Real Estate, Inc.	Delaware

Subsidiaries of Chesapeake OnSight Services LLC	State Incorporated
Eight Flags Energy, LLC	Delaware
Amelia Island Energy, LLC	Delaware

Subsidiaries of OnSight Renewables, LLC	State Incorporated
Amelia Renewables, LLC	Delaware
Blue Peake LNG, LLC	Delaware
Marlin Compression, LLC	Delaware

Subsidiary of Amelia Renewables, LLC	State Incorporated
Planet Found Energy Development, LLC	Maryland